Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference into Registration Statement Nos. 333-222433 and 333-208912 on Form S-3, Registration Statement Nos. 333-222437, 333-205101, and 333-189551 on Form S-8, and Registration Statement No. 333-194697 on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated June 14, 2019, relating to our audit of the financial statements of Astero Bio Corporation for the year ended December 31, 2018, which is included in this Form 8-K/A of BioLife Solutions, Inc. dated June 17, 2019.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

June 17, 2019